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Beginning on April 4, 2013, The Coca-Cola Company sent the following letter to certain shareowners.
COCA-COLA PLAZA ATLANTA, GEORGIA
JAMES D. ROBINSON III PRESIDING DIRECTOR		ADDRESS REPLY TO: P.O. BOX 1734 ATLANTA, GA 30301 404-676-2121

April 4, 2013

Dear Fellow Shareowner:

I am writing on behalf of the Board of Directors of The Coca-Cola Company (the “Company”) in connection with the 2013 Annual Meeting of Shareowners on April 24, 2013.  As you are aware, the Company conducts an annual advisory vote to approve executive compensation.  This year’s advisory vote is described in Item 3 of our Proxy Statement on page 93, and the details of our executive compensation philosophy and programs, including how executive pay is tied to Company performance, are set forth in the Compensation Discussion and Analysis section of our Proxy Statement beginning on page 48.

Our Company has a robust shareowner engagement approach and we regularly talk with a broad spectrum of our shareowners, as well as proxy advisory firms, on a variety of topics throughout the year.  This allows us to provide perspective on Company policies and practices, stay attuned to shareowner sentiment on key corporate governance topics and to incorporate shareowners’ views into our policies where appropriate.

After we distributed our Proxy Statement, our shareowner discussions have been primarily focused on executive compensation.  A number of shareowners have indicated that they would like the Company’s executive compensation programs to more specifically take into account relative measures such as total shareowner return.  The Compensation Committee appreciates the feedback and has taken it into consideration, as it does with feedback received through routine engagement.

The Compensation Committee has agreed to take the actions described below to further enhance the pay for performance philosophy of the executive compensation programs.  It is important to note that these actions are in addition to those outlined in the Proxy Statement.

1.

As an immediate measure, for the 2013 annual Performance Incentive Plan, the Compensation Committee has agreed to cap awards to executive officers if total shareowner return for 2013 is below the median total shareowner return of the S&P 500 index.  Specifically, after the performance measures are applied under the plan formula (which could result in a payment from 0-300% of target), the payment will be capped at 175% of target if the Company’s total shareowner return for 2013 is below the median total shareowner return of the S&P 500 index for the year.

2.

The Compensation Committee routinely reviews compensation plans and programs, and in 2013, the Compensation Committee plans to undertake a specific review of i) the design of the annual Performance Incentive Plan and ii) ways to incorporate relative performance metrics into the Company’s executive compensation programs in 2014 and future periods.

For the foregoing reasons, and for the reasons set forth in the Proxy Statement, we urge you to vote FOR Item 3 — the Advisory Vote to Approve Executive Compensation.

Sincerely, /s/ James D. Robinson III James D. Robinson III Presiding Director